UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 7, 2007
Date of report (Date of earliest event reported)
STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

625 E. Kaliste Saloom Road
Lafayette, Louisiana	70508

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (337) 237-0410
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 7, 2007, Stone Energy Corporation’s Board of Directors approved and adopted the Company’s (i) Executive Change In Control Severance Policy (“Severance Policy”) and (ii) Executive Change of Control and Severance Plan (“Severance Plan”), as amended and restated to comply with the final regulations under Section 409A of the Internal Revenue Code and to provide that said plan and policy will remain in force and effect unless and until terminated by the Board. Copies of the Severance Policy and Severance Plan are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.
Item 8.01. Other Events.
     On December 7, 2007, Stone Energy Corporation’s Board of Directors approved and adopted the Company’s Employee Change of Control Severance Plan (“Employee Severance Plan”) as amended and restated to comply with the final regulations under Section 409A of the Internal Revenue Code and to provide that said plan will remain in force and effect unless and until terminated by the Board. A copy of the Employee Severance Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Stone Energy Corporation Executive Change in Control Severance Policy (as amended and restated) dated December 7, 2007.

10.2	Stone Energy Corporation Executive Change of Control and Severance Plan (as amended and restated) dated December 7, 2007.

10.3	Stone Energy Corporation Employee Change of Control Severance Plan (as amended and restated) dated December 7, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: December 12, 2007	By:	/s/ J. Kent Pierret

J. Kent Pierret
Senior Vice President,
Chief Accounting Officer
and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stone Energy Corporation Executive Change in Control Severance Policy (as amended and restated) dated December 7, 2007.

10.2	Stone Energy Corporation Executive Change of Control and Severance Plan (as amended and restated) dated December 7, 2007.

10.3	Stone Energy Corporation Employee Change of Control Severance Plan (as amended and restated) dated December 7, 2007.